UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2008

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On March 27, 2008, the Board of Directors increased the size of the Board of Directors from seven to eight and appointed George C. (Jack) Guynn to the Board of Directors, both effective March 27, 2008. Mr. Guynn was appointed to the class of directors whose term expires at the annual meeting for fiscal year 2009. Mr. Guynn served as President and Chief Executive Officer of the Federal Reserve Bank of Atlanta from 1996 until his retirement in October 2006. Mr. Guynn was appointed to the Governance Committee and Audit Committee, effective March 27, 2008. He will participate in the standard non-employee director compensation arrangements described in the Company’s 2007 proxy statement.

Item 8.01.	Other Events.

On March 27, 2008, the Board of Directors declared a quarterly dividend of 13 cents per share. A copy of the press release announcing this action was issued on March 27, 2008 and is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 27, 2008 (Filed with the Commission as part of this Form 8-K).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2008

ACUITY BRANDS, INC.

By:	/s/ Richard K. Reece
Richard K. Reece
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 27, 2008 (Filed with the Commission as part of this Form 8-K).